Exhibit 10.16
SUPER LEAGUE GAMING, INC. NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of , by and among Super League Gaming, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1.
Purchase and Sale of 9% Secured Convertible Promissory Notes.

1.1             Sale and Issuance.

(a)             Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below), and the Company agrees to sell and issue to such Purchaser at such Closing, a 9% Secured Convertible Promissory Note (the “Note”), in the original principal amount set forth opposite such Purchaser’s name on Exhibit A with respect to such Closing, and in the form attached hereto as Exhibit B, and a callable common stock purchase warrant in the form attached hereto as Exhibit C (the “Warrant”). The Notes issued to the Purchasers pursuant to this Agreement (including any Notes issued at the Initial Closing and any Additional Notes (as defined below) issued at Subsequent Closings (as defined below)) shall be referred to in this Agreement as the “Notes”. The Warrants issued to the Purchasers pursuant to this Agreement (including any Warrants issued at the Initial Closing and any Additional Warrants (as defined below) issued at Subsequent Closings) shall be referred to in this Agreement as the “Warrants”. The Notes and the Warrants shall be collectively referred to herein as the “Securities”. The Company is authorized to sell and issue up to ten million dollars ($10,000,000) of Notes pursuant to this Agreement, along with accepting the conversion of three million dollars ($3,000,000) of issued and outstanding secured convertible promissory notes of the Company, plus accrued interest thereon.

 For the avoidance of doubt, the term “Purchaser” herein shall at all times include the pre- existing secured convertible noteholders of the Company that are converting their respective Notes into the Notes and Warrant issuable hereunder.

1.2             Closings; Delivery.

(a)             The purchase, sale and issuance of the Notes shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”). The initial Closing (the “Initial Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree, either orally or in writing.

(b)             If less than all of the Notes are sold and issued at the Initial Closing, then the Company may sell and issue at one or more subsequent Closings (each a “Subsequent Closing”), on the same terms and conditions as those contained in this Agreement, up to the balance of the unissued Notes (the “Additional Notes”), and accompanying additional warrants (“Additional Warrants”) to one or more Persons (as defined below) as may be approved by the Company in its sole discretion (the “Additional Purchasers”), provided that (i) such Subsequent Closing is consummated on or before May 31, 2018, and (ii) each Additional Purchaser shall become a party to, and bound by, each of the Transaction Agreements (as defined below), in each case as of the date of such Subsequent Closing, by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A to this Agreement shall be updated to reflect each Additional Purchaser and the number of Additional Notes purchased, and Additional Warrants issued, or to be purchased, by each Additional Purchaser at each applicable Subsequent Closing, and each such Additional Purchaser shall be deemed a Purchaser for all purposes under this Agreement as of the date of such Subsequent Closing.

(c)             At each Closing, the Company shall deliver to each Purchaser participating in such Closing the following: (i) an executed Agreement; (ii) an executed Note in the form attached hereto as Exhibit B; (iii) an executed Warrant in the form attached hereto as Exhibit C; (iv) an executed Security Agreement in the form attached hereto as Exhibit D (the “Security Agreement”); (v) an executed Intercreditor and Collateral Agent Agreement in the form attached hereto as Exhibit E (the “Intercreditor Agreement”); (vi) an executed Investors Rights Agreement in the form attached hereto as Exhibit F (the “Investors Rights Agreement”) representing the Note being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to the following bank account designated by the Company:

Wells Fargo Bank, N.A. 11836
San Vicente Blvd. Los Angeles, CA 90049
Routing Number: #########
Account Number: #########
Account Name: Super League Gaming, Inc.

1.3             Use of Proceeds. In accordance with the directions of the Board (as defined below), the Company will use the proceeds from the sale of the Notes for Business expansion, merger and acquisitions, game licensing, and working capital. None of the proceeds will be used to reduce any indebtedness outstanding as of the date of this Agreement (other than regularly scheduled payments pursuant to agreements in effect as of the date hereof, if any) or to make any dividend or distributions to any stockholders or Affiliates of the Company.

1.4             Lock-Up Restriction. To preserve an orderly trading market following the close of the Company’s initial public offering (“IPO”), the Conversion Shares (as defined in the 9% Secured Convertible Promissory Note attached hereto as Exhibit B) and the Warrant Shares (as defined in the Callable Common Stock Purchase Warrant attached hereto as Exhibit C) (the Conversion Shares and the Warrant Shares are collectively referred to in this Section 1.4 as the “Lock-Up Shares”) shall have the following lock-up restriction (i.e., before sales can be made in open market transactions): (i) 20% of the Lock-Up Shares made available for resale in the Company’s Form 1-A filed with the Securities and Exchange Commission (“SEC”) will become freely tradeable on each of the 60-day, 90-day, 120-day, 150-day and 180-day anniversaries of the IPO closing; and (ii) 20% of the Lock-Up Shares registered in the Company’s registration statement on Form S-1 (“S-1”), to be filed within 45 days of the IPO closing with the SEC, will become freely tradeable on each of the 60-day, 90-day, 120-day, 150-day and 180- day anniversaries of the date the S-1 is declared effective by the SEC. All Lock-Up shares not included in the Company’s Form 1-A shall be included in the Form S-1.

1.5             Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)             “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person, or such Person’s principal, or any venture capital fund, financial investment firm or collective investment vehicle now or hereafter existing that is controlled by one or more general partners or managing members (or any affiliates thereof, which shall include any series or cell of a general partner or managing member that is structured as a series limited liability company) of, or shares the same management company with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or Persons exercising similar authority with respect to such Person. For the avoidance of doubt, an “Affiliate” of a specified Person shall include (x) such Person’s partners, members, stockholders, other equity owners, officers, directors, managers, former or retired partners, former or retired members, former or retired stockholders, former or retired other equity owners, and the estate of any of the foregoing and (y) a parent or subsidiary of a Person that is an entity

(b)             “Board” means the board of directors of the Company.

(c)             “Code” means the Internal Revenue Code of 1986, as amended.

(d)             “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)             “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(f)             “Intercreditor and Collateral Agent Agreement” means the agreement among the Company and the Purchasers in the form of Exhibit E attached to this Agreement.

(g)             “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers in the form of Exhibit F attached to this Agreement.

(h) “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(i)             “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge, after reasonable investigation, of Ann Hand and David Steigelfest.

(j)             “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects, or results of operations of the Company.

(k)             “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l)             “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m)             “Security Agreement” means the agreement among the Company and the Purchasers in the form of Exhibit D attached to this Agreement.

(n)             “Transaction Agreements” means this Agreement, the Note, the Warrant, the Security Agreement, the Intercreditor Agreement, the Collateral Agent Agreement, and the Investors’ Rights Agreement.

2.
Representations and Warranties of the Company. A Disclosure Schedule, attached as Exhibit G to this Agreement (each a “Disclosure Schedule”), shall be delivered to the Purchasers in connection with each Closing. Except as set forth on the Disclosure Schedule delivered to the Purchasers at the applicable Closing, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to the Purchasers that the following representations are true and complete. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1             Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Company’s good standing certificate with the State of Delaware dated February 16, 2018 is included herewith as Schedule 2.1.

2.2 Capitalization.

(a)             The authorized capital of the Company consists, immediately prior to the Initial Closing, of 50,000,000 shares of Common Stock, $0.001 par value. Immediately prior to the Initial Closing, there are 13,810,487 shares of Common Stock issued and outstanding. In additional there are three million dollars ($3.000,000.00) of outstanding secured convertible promissory notes that are converting into the Securities. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(b)             The Company has reserved 4,500,000 shares of Common Stock for issuance to officers, directors, employees, consultants and other service providers of the Company pursuant to its 2014 Stock Option and Incentive Plan (the “2014 Plan”), duly adopted by the Board and approved by the Company stockholders. Of such reserved shares of Common Stock under the 2014 Plan, (i) zero shares have been issued pursuant to restricted stock purchase agreements, options to purchase 3,743,820 shares of common stock have been granted and are currently outstanding, 70,000 shares have been issued pursuant to stock option exercises, and 686,180 shares of Common Stock remain available for issuance to officers, directors, employees, consultants and other service providers of the Company pursuant to the 2014 Plan. The Company has furnished to the Purchasers complete and accurate copies of the 2014 Plan and forms of agreements used thereunder.

(c)             Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately prior to the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plans; and (iv) warrants or other rights to purchase any of the Company’s authorized and unissued capital stock. Except for (A) the rights provided in Section 4 of the Investors’ Rights Agreement, and (B) the securities and rights described in Section 2.2 of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.

(d)             The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

2.3             Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, limited liability company, association, or other business entity. The Company is not a participant in any partnership or similar arrangement, other than license agreements with third parties in the ordinary course and scope of the Company’s business.

2.4             Authorization. All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Notes at each Closing, has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing has been taken or will be taken prior to such Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5             Valid Issuance of Securities.

(a)             The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Securities will be issued in compliance with all applicable federal and state securities laws.

(b)             No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Company Covered Person is subject to any Disqualification Event. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

2.6             Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which will be made in a timely manner; and (ii) the filing of a financing statement on Form UCC-1 with the California Secretary of State on behalf of the Purchasers.

2.7             Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key

Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8             Intellectual Property. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without (i) any conflict with, or infringement of, the rights of others, other than the rights of third parties in, to and under third-party patents and patent applications (“Third-Party Patent Rights”), and (ii) to the knowledge of the Company, any conflict with, or infringement of, any Third-Party Patent Rights. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe (x) any intellectual property rights of any other party other than Third-Party Patent Rights and (y) to the knowledge of the Company, any Third-Party Patent Rights. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company is not aware of any violation by a third party of any Company Intellectual Property, and the Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Section 2.8 of the Disclosure Schedule lists all Company patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, domain names, copyrights, and licenses to and under any of the foregoing. The Company has not embedded, used or distributed any open source, copyleft or community source code (including, but not limited to, any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org) (collectively “Open Source Software”) in, or in connection with, any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that would (i) require, or purport to require, any Company Intellectual Property (other than the Open Source Software itself) to be disclosed or distributed in source code form, or to be licensed for the purpose of making derivative works; (ii) restrict, or purport to restrict, the consideration that could be charged for the distribution or use of any Company Intellectual Property, or otherwise limit, or purport to limit, the use of any Company Intellectual Property for commercial purposes; (iii) create, or purport to create, any obligation on the Company with respect to any Company Intellectual Property owned by the Company, or otherwise grant, or purport to grant, to any third party any rights in or to, or immunities under, Company Intellectual Property owned by the Company; or (iv) impose, or purport to impose, any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property. For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9             Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Amended & Restated Certificate of Incorporation (“Restated Certificate”) or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10             Agreements; Actions.

(a)             Except for the Transaction Agreements, issued and outstanding employment agreements with executives of the Company, the existing real property lease agreement for the Company’s headquarters located at 2906 Colorado Ave., Santa Monica, CA 90404, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, or (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

(b)             The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)             The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a)             Other than (i) standard employee benefits generally made available to all employees, (ii) executive employment agreements for Ann Hand and David Steigelfest, (iii) standard director and officer indemnification agreements approved by the Board, and (iv) the purchase of shares of the Company’s capital stock and the issuance of options and warrants to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)             The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.12             Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, and in Section 2.12 of the Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13             Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14             Financial Statements. The Company has delivered to each Purchaser its audited financial statements for the fiscal years ended December 31, 2015 and December 31, 2016 and its unaudited financial statements (including balance sheet, income statement and statement of stockholders’ equity) for the fiscal year ended December 31, 2017 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2017; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15             Changes. Since December 31, 2017, there has not been:

(a)             any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)             any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)             any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)             any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)             any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)             any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)             any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(h)             any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)             any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(j) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(k)             receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(l)             to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m)             any arrangement or commitment by the Company to do any of the things described in this Subsection 2.15.

2.16             Employee Matters.

(a)             As of the April 1, 2018, the Company employs 41 full-time employees and has five (5) consultants or independent contractors.

(b)             To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)             The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)             To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company, other than executives who have employment agreements with the Company.

(e) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(f)             Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g)             Section 2.166(g) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h)             The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i)             None of the Key Employees or officers or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17             Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid, excluding approximately $40,000 of state and local taxes relating to ticket sales from prior periods. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19             Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information (collectively, the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-solicitation agreement. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Section 2.199.

2.20             Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21             Corporate Documents. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.22             Environmental and Safety Laws. (a) The Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

For purposes of this Section 2.22, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.23             Qualified Small Business Stock. As of and immediately following each Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made purchases of its own stock described in Code Section

1202(c)(3)(B) during the one-year period preceding the Initial Closing, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2 and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the Initial Closing have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchasers or any other party for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Code Section 1202, unless such determination shall have been given by the Company in a manner either grossly negligent or fraudulent.

2.24             Data Privacy. In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, “Personal Information”), the Company is and has been in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies, and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.25             Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Notes, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at any Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.
Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1             Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2             Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Notes to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Notes. The Purchaser has not been formed for the specific purpose of acquiring the Notes.

3.3             Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.
3.4             Restricted Securities. The Purchaser understands that the Securities, and the shares of common stock issuable upon conversion and exercise of the Notes and Warrants, respectively, have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities, and the shares of common stock issuable upon conversion and exercise of the Notes and Warrants, respectively, must be held indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes, Warrants or the shares of common stock issuable upon conversion of the Notes and Warrants, respectively, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of common stock issuable upon the conversion and exercise of the Notes and Warrants, respectively, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5             No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities, or the shares of common stock issuable upon conversion and exercise of the Notes and Warrants, respectively.

3.6 Legends. The Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may be notated with a legend similar to the following:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(a)  Any legend set forth in, or required by, the other Transaction Agreements.

(b)  Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

3.7             Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8             No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

3.9             Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

3.10             Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

4.
Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Notes at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

4.1             Representations and Warranties.

(a) With respect to the Initial Closing, except as set forth in or modified by the Disclosure Schedule delivered to the Purchasers at the Initial Closing, the representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the date of the Initial Closing.

(b)             With respect to any Subsequent Closing, except as set forth in or modified by the Disclosure Schedule delivered to the Purchasers at the Initial Closing (or, if necessary, an updated version of the Disclosure Schedule delivered to the Purchasers participating in such Subsequent Closing along with the certificate described in Section 4.3(b)), the representations and warranties made by the Company in Section 2 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth therein) on and as of the date of such Subsequent Closing as though such representations and warranties were made on and as of such date (other than those representations and warranties of the Company contained in Section 2 made as of a specified date or made only with respect to a specified period of time, which need only be true and correct in all material respects (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth therein) as of such specified date or with respect to such specified period of time).

4.2             Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3             Compliance Certificate.

(a)             With respect to the Initial Closing, the President of the Company shall deliver to the Purchasers participating in the Initial Closing a certificate certifying that the conditions specified in Sections 4.1(a) and 4.2 have been fulfilled.

(b)             With respect to any Subsequent Closing, the President of the Company shall deliver to the Purchasers participating in such Subsequent Closing a certificate certifying that the conditions specified in Sections 4.1(b) and 4.2 have been fulfilled.

4.4             Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5             Board of Directors. As of the Initial Closing, the authorized size of the Board shall be six (6), and the Board shall be comprised of Ann Hand, David Steigelfest, Jeff Gehl, Robert Stewart, John Miller and Marc Cummins.

4.6              Investors’ Rights Agreement. The Company and each Purchaser shall have executed and delivered the Investors’ Rights Agreement.

4.7              Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a certificate certifying (i) the Bylaws of the Company, and (ii)

resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

4.8             Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.
 Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Notes to the Purchasers at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.1             Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2             Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3             Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.

5.4              Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Investors’ Rights Agreement.

6.
Miscellaneous.

6.1             Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2             Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3             Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, irrespective of conflict of law principles.

6.4             Counterparts. This Agreement may be executed and delivered via (i) the DocuSign digital signature service, or (ii) by facsimile signature and in two (2) or more counterparts,

each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5             Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6             Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Ann Hand, President & CEO, Super League Gaming, Inc., 2906 Colorado Ave., Santa Monica, CA 90404, ann.hand@superleague.com.

6.7              Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8             Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (a) the holders of at least a majority of the then-outstanding Notes or (b) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase at least a majority of the Notes to be issued at the Initial Closing. Notwithstanding the foregoing, Purchasers purchasing Additional Notes in a Subsequent Closing may become parties to this Agreement in accordance with Section 1.2(b) without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Purchaser (other than any consent or approval explicitly required pursuant to Section 1.2(b)). Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each Purchaser and each transferee of the Notes, each future holder of the Notes, and the Company.

6.9             Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10             Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11             Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Agreements, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12             Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.
6.13             Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in Los Angeles County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located in Los Angeles County, California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.14 No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY: SUPER LEAGUE GAMING, INC. By: Ann Hand Chief Executive Officer & President Address: 2906 Colorado Ave. Santa Monica, CA 90404

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

IN WITNESS WHEREOF, the Purchaser has executed this Note Purchase Agreement as of the date first written above.

PURCHASER: [Name of Entity if applicable] By: Name: Title:

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT A SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Original Principal Amount of Note	No. of Shares of Common Stock Underlying Common Stock Purchase Warrant
$
Equal to one hundred percent (100.0%) of the investment amount in the Notes exercisable at the lesser of (a) $3.60 per share, or (b) a fifteen percent (15.0%) discount to the price per share (“Exercise Price”) of the Company’s initial public offering (“IPO”). For the avoidance of doubt, the actual number of shares of common stock shall be set upon the final determination of the IPO price per share.

EXHIBIT A TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT B

FORM OF 9% SECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT B TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT C

FORM OF CALLABLE COMMON STOCK PURCHASE WARRANT

EXHIBIT C TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT D

FORM OF SECURITY AGREEMENT

EXHIBIT D TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT E

FORM OF INTERCREDITOR AND COLLATERAL AGENT AGREEMENT

EXHIBIT E TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT F

FORM OF INVESTORS’ RIGHTS AGREEMENT

EXHIBIT F TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

EXHIBIT G

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Common Stock Purchase Agreement, dated as of April 24, 2018 (the “Agreement”), between Super League Gaming, Inc. (the “Company”) and the Purchasers listed on Exhibit A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their respective counsel.

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

SECTION 2.1

Good Standing Certificate

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

Delaware

The FirstState

         I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY "SUPER LEAGUE GAMING, INC." IS DULY

INCORPORTED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD

STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS

OF THIS OFFICE SHOW AS OF THE SIXTEENTH DAY OF FEBRUARY, A.D.

2018.

       AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE

BEEN FILED TO DATE.

       AND I HEREBY FURTHER CERTIFY THAT SAID "SUPER LEAGUES GAMING INC" WAS INCORPORATED ON THE FIRST DAY OF OCTOBER, A.D.

2014.

       AND I HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE

BEEN PAID TO DA.re.

56137 41 8300

SR# 2013] 061122

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Authentication: 202168294

Date: 02-16-18

SECTION 2.2(c)

Capitalization

As of the close of business on April 24, 2018, and immediately prior to the commencement to this Offering, the following represents all issued and outstanding securities of the Company:

FULLY-DILUTED SUMMATION	Amount	Percentage
COMMON STOCK	13,810,487	68.38%
OPTIONS (1)	3,743,820	18.54%
RESTRICTED STOCK UNITS	25,000	0.12%
WARRANTS (2)	2,617,489	12.96%
TOTAL OUTSTANDING F-D (3)	20,196,796	100.00%

(1) Weighted average exercise price of $2.92 per share; $11,008,852 total exercise value based on 3,763,820 options outstanding.
(2)   Weighted average exercise price of $2.98 per share; $7,813,162 total exercise value based on 2,617,489 warrants outstanding.
(3)   Excludes the conversion of $3,000,000 of 9% Secured Convertible Promissory Notes into shares of common stock that were placed by the Company in February and March 2018. The foregoing is being converted into this financing round on identical terms.

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

SECTION 2.8

Patents & Trademarks

Patents Pending	Matter Name/Description	Status	Application No.	Filing Date	Priority Claim	Inventors
001WO (PCT – International)	Game System – Generating Game Projection Views	PENDING: 1. Entered National Phase in the U.S. with 001C1 & 001C2 2. Case Expires May 5, 2017	PCT/US2015/0 29532	05/06/2015	001PR (Provisional) filed 11/5/14	1. John Miller 2. David Steigelfest
001C1 (U.S. Non- Provisional)	Multi-User Game System with Trigger- Based Generation of Projection View	PENDING 1. Filed with Prioritized Examination Request 2. Awaiting Examination by Patent Office	15/179,868	06/10/2016	Continuation of 001WO	1. John Miller 2. David Steigelfest
001C2 (U.S. Non- Provisional)	Multi-User Game System with Character-Based Generation of Projection View	PENDING 1. Filed with Prioritized Examination Request 2. Awaiting Examination by Patent Office	15/179,878	06/10/2016	Continuation of 001WO	1. John Miller 2. David Steigelfest

Registered Trademarks:

1.
SLG (Stylized)

a.
Registered with USPTO

i.
International Class 9 – Serial No. 86725324

ii.
International Class 28 – Serial No. 86725331

iii.
International Class 41 – Serial No. 86725326

2.
Super League Gaming (Stylized)

a.
Registered with European Registration Community Mark No. 14945976

3.
Super League Gaming (logo)

a.
Registered with European Registration Community Mark No. 14945976

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

4.
Pending Trademarks – SLG City Teams

a.
Los Angeles Shockwaves – stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

b.
Dallas Dynamite - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

c.
Miami Menace - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

d.
Chicago Force - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

e.
Boston Revolt - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

f.
Denver Drakes - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

g.
Houston Blast - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

h.
Las Vegas Wildcards - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

i.
New York Fury - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

j.
Phoenix Blaze - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

k.
Seattle Siege - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

l.
San Francisco Ionics - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

m.
Virtual Storm - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

n.
Beijing Brawler - - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

o.
Shanghai Roaring Tigers - stylized and with design; design only

i.
International Classes 9, 25, 28, and 41

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

SECTION 2.12

Registration Rights

1. The investors in the Company’s Series A, B and C common stock rounds hold unlimited piggyback registration rights, and in the case of Series B and C round investors such parties hold demand rights subject to certain restrictions.

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.

SECTION 2.16(g)

Employee Benefit Plan

None.

EXHIBIT G TO NOTE PURCHASE AGREEMENT SUPER LEAGUE GAMING, INC.